EXHIBIT 4.38

Loan Contract

The Loan Contract (hereinafter referred to as “the Contract”) is made and entered into by and among the following Parties in Shanghai, the People’s Republic of China (hereinafter referred to as “China”) on August 31st, 2013:

(1)	Shengqu Information Technology (Shanghai) Co., Ltd. (hereinafter referred to as “the Lender”), an enterprise legal person duly incorporated and existing in accordance with the Chinese law, with the registered address of Building 1, No.690 Bibo Road, Zhangjiang Hi-tech Park, Shanghai;

(2)	ZHANG Qing, a Chinese citizen with the ID card No.: ################## and the domicile: *; and

(3)	LV Ying, a Chinese citizen with the ID card No.: ################## and the domicile: *

(In the Contract, ZHANG Qing and LV Ying are hereinafter individually referred to as “a Borrower” and collectively referred to as “the Borrowers”; the Lender and the Borrowers are individually referred to as a “Party” and collectively referred to as the “Parties”.)

Whereas:

1.	On the signature date of the Contract, the Borrowers are holding 100% shares of Shanghai Shengzhan Networking Technology Co., Ltd. (hereinafter referred to as “Shengzhan”);

2.	Shengzhan is a limited liability company incorporated and existing under the Chinese Law. On the signature date of the Contract, the registered capital of Shengzhan is RMB 10 million Yuan. Shengzhan is mainly engaged in the development, operation and release of online games and it takes the leading position in the Chinese online game industry; and

3.	The Lender intends to provide the Borrowers with a loan for the purpose stipulated in the Contract.

Through consultations, the Parties hereby reach the Contract as follows:

1.	The Loan

1.1	In accordance with the terms and conditions stipulated in the Contract, the Lender agrees to provide the Borrowers with a loan of RMB 10 million Yuan (hereinafter referred to as “the Loan”); thereinto, RMB 5 million Yuan will be provided to ZHANG Qing and the other RMB 5 million Yuan will be provided to LV Ying.

The term of the Loan is from the signature date of the Contract to the date when the Lender requires the Borrower to repay the Loan and the Borrowers pay off the whole Loan (hereinafter referred to as “the Loan Term”).

1.2	The Parties hereby confirm that the Lender has provided and the Borrowers have received the Loan in full up to the signature date of the Contract.

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1.3	The Borrowers hereby agree to accept the above-mentioned Loan provided by the Lender and the Borrowers hereby agree and promise to utilize the whole Loan in the daily operations of Shengzhan. Unless with prior written consent of the Lender, the Borrowers may not utilize the above-mentioned Loan for any other purpose.

1.4	Interests of the Loan. The Loan hereunder is interest free.

2.	Repayment

2.1	Within the Loan Term stipulated in the Contract, the Lender may, at any time and at its sole discretion, serve a repayment notice (hereinafter referred to as “the Repayment Notice”) to the Borrowers in thirty (30) days’ advance, requiring the Borrowers to repay all or part of the Loan.

2.2	Upon expiry of the thirty (30)-day period stipulated in the Repayment Notice, the Borrowers shall repay the Loan in cash or by any other means determined by the resolutions of the Lender’s shareholder meetings or its board of directors/ managing director passed or made in accordance with its articles of associations and the applicable laws and regulations.

2.3	Within the Loan Term, unless with prior written consent of the Lender, the Borrowers may not prepay all or part of the Loan.

3.	Conditions Precedent to the Loan

The Parties agree that, only when the following conditions are all satisfied or waivered in writing by the Lender shall the Lender be obliged to provide the Borrowers with the Loan in accordance with the provisions of Article 1.1 and Article 1.2.

3.1	The Lender receives the Confirmation Letter on the Receipt of the Loan duly signed by the Borrowers on the signature date of the Contract, confirming that the Borrowers have received the Loan under the Contract.

3.2	The Borrowers, the Lender and Shengzhan have duly concluded and signed a shares pledge agreement the content of which is satisfactory to the Lender (hereinafter referred to as “the Shares Pledge Agreement”). In accordance with the Shares Pledge Agreement, the Borrowers agree to pledge 100% shares of Shengzhan held by them to the Lender as a guarantee for the Loan hereunder.

3.3	Shengzhan has passed relevant resolutions of the shareholder meetings and the decisions of the managing director, approving the Shares Pledge Agreement mentioned above and agreeing the company to sign and to implement the relevant legal documents. To be specific, Shengzhan’s shareholders, i.e., the Borrowers, have held shareholder meetings and made the resolutions of shareholder meetings, and Shengzhan’s managing director has made his/her decisions: (i) approving the Shares Pledge Agreement and agreeing the Borrowers to pledge 100% shares of Shengzhan held by them to the Lender; and (ii) agreeing the company to sign and to implement the relevant legal documents, and handling the shares pledge registration in the industrial and commercial registration authority at the domicile of the Company.

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3.4	The representations and warranties made by the Borrowers in Clause 4.1 hereof are all true, complete, accurate and not misleading

3.5	The Borrowers haven’t broken any promise made in Clause 5 hereof, and no event which may affect the Borrowers’ performance of their obligations hereunder occurs or may occur in the foreseeable future.

4.	Representations and Warranties

4.1	During the period from the signature date of the Contract to the termination of the Contract, the Borrowers make the following representations and warranties to the Lender:

(a)	Shengzhan is a limited liability company duly incorporated and legally existing in accordance with the Chinese Law and the Borrowers are legitimate holders of 100% shares of Shengzhan;

(b)	The Borrowers have capacities to sign and to perform the Contract and the Borrowers have obtained all necessary and appropriate approvals and authorizations for the signature and performance of the Contract

(c)	The signature and performance of the Contract by the Borrowers will not violate any law, regulation or governmental approval, authorization, notice or any other governmental document which is binding upon or may affect the Borrowers, nor will it violate any agreement concluded and signed by and between the Borrowers and any third party or any promise made by the Borrowers to any third party;

(d)	Once signed, the Contract will constitute legitimate and valid obligations of the Borrowers, which may be enforced against the Borrowers according to the law;

(e)	Unless in accordance with the provisions of the Shares Pledge Agreement, the Borrowers have not made any offer to any third party to sell the shares of Shengzhan, nor have they accepted any offer made by any third party to purchase the shares of Shengzhan, nor have they concluded and signed any agreement with any third party to transfer the shares of Shengzhan held by them;

(f)	There is no actual or potential dispute, litigation, arbitration, administrative proceeding or any other legal proceeding related to the Borrowers and/or the shares of Shengzhan held by the Borrowers; and

(g)	Apart from the circumstances already disclosed in writing, Shengzhan has accomplished all government approvals, authorizations, licenses, registrations and filing etc. required for it to conduct the business within the scope of its business license and those required for it to own its assets.

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5.	Promises of the Borrowers

5.1	The Borrowers hereby promise as the shareholders of Shengzhan that within the valid term of the Contract, it shall ensure:

(a)	Without prior written consent of the Lender, Shengzhan may not supplement, alter or amend its constitutional documents in any form, increase or decrease its registered capital, or alter its equity structure in any form;

(b)	Shengzhan shall maintain its existence in accordance with good financial and commercial standards and practices, prudently and effectively operate its business and handle various affairs;

(c)	Without prior written consent of the Lender, other than in the ordinary course of business, Shengzhan may not sell, transfer, mortgage or otherwise dispose of legitimate or beneficial interests with respect to any of its assets, business or incomes or allow to be imposed any security interests on any of its assets, business or incomes at any time after the signature date of the Contract;

(d)	Without prior written consent of the Lender, Shengzhan may not incur, inherit, guarantee for or allow the existence of any debt, other than (i) the debts arising from the ordinary course of business rather than from any loan; and (ii) the debts already disclosed to and approved in writing by the Lender;

(e)	Without prior written consent of the Lender, Shengzhan may not conclude and sign any material contract other than in the ordinary course of business (for the purpose of the Contract, a contract with a value of more than RMB 0.5 million Yuan shall be deemed to be a material contract);

(f)	At the request of the Lender, Shengzhan shall provide the Lender with all materials about its operations and financial status;

(g)	Without prior written consent of the Lender, Shengzhan may not consolidate or merger with, or acquire or make investment in any person;

(h)	If Shengzhan encounters or may encounter any litigation, arbitration or administrative proceeding related to its assets, business or incomes, it shall notify the Lender immediately;

(i)	In order to maintain its ownership of all its assets, Shengzhan shall sign any and all necessary or appropriate documents, take any and all necessary or appropriate actions and file any and all necessary or appropriate lawsuits or exercise any and all necessary or appropriate rights of defence against any and all claims; and

(j)	Without prior written consent of the Lender, Shengzhan may not distribute any dividends in any form. However, at the request of the Lender, Shengzhan shall distribute all distributable profits immediately.

5.2	The Borrowers promise that within the valid term of the Contract:

(a)	Unless in accordance with the provisions of the Shares Pledge Agreement, without prior written consent of the Lender, they may not sell, transfer, mortgage or otherwise dispose of Shengzhan’s shares or beneficial interests held by them or allow to be imposed any other security interests on Shengzhan’s shares or beneficial interests held by them;

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(b)	They shall procure that without prior written consent of the Lender, Shengzhan’s shareholder meetings and/or managing director may not approve any resolution or decision to sell, transfer, mortgage or otherwise dispose of Shengzhan’s shares or beneficial interests held by the Borrowers or allow to be imposed any security interests on any of Shengzhan’s shares or beneficial interests held by the Borrowers other than those made to the Lender or any person designated by the Lender;

(c)	They shall procure that without prior written consent of the Lender, Shengzhan’s shareholder meetings and/or managing director may not approve any resolution or decision to consolidate or merger with, or acquire or make investment in any person;

(d)	If Shengzhan encounters or may encounter any litigation, arbitration or administrative proceeding related to Shengzhan’s shares held by the borrower, they shall notify the Lender immediately;

(e)	In order to maintain their ownership of Shengzhan’ shares, the Borrowers shall sign any and all necessary or appropriate documents, take any and all necessary or appropriate actions and file any and all necessary or appropriate lawsuits or exercise any and all necessary or appropriate rights of defence against any and all claims;

(f)	Without prior written consent of the Lender, the Borrowers may not conduct any act or omission which may have material effect on the assets, business and liabilities of Shengzhan; and

(g)	They shall strictly abide by various provisions of the Contract and the Shares Pledge Agreement, conscientiously perform various obligations under the Contract and the Shares Pledge Agreement, and refrain from any act or omission which may be sufficient to affect the validity and enforceability of the Contract and the Shares Pledge Agreement.

6.	Liabilities for Breach of Contract

If the Borrowers fail to utilize the Loan for the purpose agreed upon by the Parties, the Lender is entitled to recover all or part of the Loan and to require the Borrowers to compensate for all losses suffered by the Lender therefrom.

7.	Notices

Unless the following addresses are changed by written notices, all notices under the Contract shall be served to the following addresses of the relevant Parties by personal delivery, fax or registered mails. If a notice is sent by registered mail, the signature date recorded on the return receipt of the registered mail shall be deemed to be the date of service; if a notice is sent by personal delivery or by fax, the date of delivery shall be deemed to be the date of service; and if a notice is sent by fax, the original shall be sent to the following addresses by registered mail or personal delivery after it being sent by fax:

The Lender: Shengqu Information Technology (Shanghai) Co., Ltd.

Address: Building 1, No.690 Bibo Road, Zhangjiang Hi-tech Park, Shanghai

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The Borrower: ZHANG Qing

Address: *

The Borrower: LV Ying

Address: *

8.	Confidentiality Obligations

The Parties acknowledge and confirm that any oral or written material exchanged between them hereunder shall be deemed to be confidential information. The Parties shall keep such information confidential and without written consent of the other Party, neither Party may disclose any such information to any third party, except that:

(a)	The information which has already been known or may be known to the public (other than disclosed by the receiving party to the public without authorization)

(b)	The information required to be disclosed in accordance with the applicable laws or regulations;

(c)	The information required to be disclosed by the Lender to its shareholders, directors, employees, and legal or financial consultants; or

(d)	The information required to be disclosed by either Party to its legal or financial consultants for the purpose of the transaction contemplated in the Contract, provided that such legal or financial consultants shall also assume the confidential obligations similar to those in Clause 8 hereof.

The disclosure of information by any staff or any organization engaged by a Party shall be deemed to be the disclosure by such Party, and accordingly such Party shall assume the liabilities for breach of contract in accordance with the Contract. Notwithstanding the termination of the Contract for whatever reason, Clause 8 hereof shall still remain in effect.

9.	Governing Law and Dispute Settlement

9.1	The conclusion, validity, interpretation, performance, amendment and termination of the Contract shall all be governed by the laws of the People’s Republic of China.

9.2	Any dispute arising from or in connection with the Contract shall be settled by the Parties through friendly consultations. In case that no agreement can be reached within thirty (30) days after the occurrence of the dispute, the dispute shall be submitted to Shanghai Arbitration Commission for arbitration which shall be conducted in accordance with the Commission's arbitration rules in effect at the time of applying for arbitration. The arbitration place shall be Shanghai. The arbitral award is final and binding upon the Parties.

9.3	When any dispute arises from interpretation and performance of the Contract or any such dispute is in the process of arbitration, apart from the issues in dispute, both Parties shall continue to exercise their respective rights and to perform their respective obligations hereunder.

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10.	Miscellaneous

10.1	The Contract shall become effective on the date when it is signed and stamped by the Parties, and it shall not terminate until the date when the Parties fully perform their respective obligations hereunder. Upon agreement in writing by both Parties, the Contract may be early terminated.

10.2	Without prior written consent of the Lender, the Borrowers may not transfer any of its rights and/or obligations hereunder to any third party. The Lender shall be entitled to, after notifying the Borrowers, transfer any of its rights and/or obligations hereunder to any third party designated by it.

10.3	The Contract may be amended or supplemented by the Parties in writing. Any and all amendments and/or supplementary agreements to the Contract by the Parties are integral part of the Contract, which shall have equal legal effect.

10.4	If any one or more provisions of the Contract are held to be invalid, illegitimate or unenforceable in any respect according to any law or regulation, the validity, legitimacy and enforceability of the remaining provisions hereof shall not be affected or impaired in any way. The Parties shall consult with each other in good faith, trying to replace the invalid, illegitimate or unenforceable provisions with valid provisions permitted by law and meeting the expectations of both Parties to the maximum extent. The economic effects of the new valid provisions shall be similar to those arising from the invalid, illegitimate or unenforceable provisions as far as possible.

10.5	The Contract is executed in quadruplicate, with each Party holding one copy. For the purpose of registration or filing formalities, additional originals may be signed by the Parties accordingly (if required).

[The remainder of this page is intentionally left blank; please find the signature page herewith attached]

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In Witness Whereof, the Parties hereby sign the Loan Contract on the date and at the place first above written.

The Lender

Shengqu Information Technology (Shanghai) Co., Ltd.

/s/ (Stamp)

The Borrower

ZHANG Qing

Signature:	/s/ ZHANG Qing

ID card No.:	##################

The Borrower

LV Ying

Signature:	/s/ LV Ying

ID card No.:	##################

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